Exhibit 32.2

CERTIFICATION

In connection with the periodic report of VBI Vaccines Inc. (the “Company”) on Form 10-K for the year ending December 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Egidio Nascimento, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 20, 2015

/s/ Egidio Nascimento
Egidio Nascimento
Chief Financial Officer (Principal Financial and Accounting Officer)